As filed with the Securities and Exchange Commission on November 19, 2004.	File No. 333-___________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	58-1807304
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

P.O. Box 398
63 Highway 515
Blairsville, Georgia 30512
(Address of Issuer’s Principal Executive Offices)

2000 Key Employee Stock Option Plan
(Full Title of the Plan)

Mr. Jimmy C. Tallent
President and Chief Executive Officer
P.O. Box 398
63 Highway 515
Blairsville, Georgia 30512
(706)785-2265
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mr. Richard R. Cheatham
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered	Per Share	Offering Price	Registration Fee

Common Stock, par value $1.00 per Share	1,650,000 (1)	$26.40 (2)	$43,560,000	$5519.05

(1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) Determined in accordance with Rule 457(c) and (h) of the Securities Act of 1933. The proposed maximum aggregate offering price and amount of registration fee are based on $26.40 the average of the high and low price on Nasdaq on November 15, 2004.

PART II
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF KILPATRICK STOCKTON LLP.
EX-23.1 CONSENT OF PORTER KEADLE MOORE, LLP.

United Community Banks, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with an amendment to the United Community Banks, Inc. 2000 Key Employee Stock Option Plan (the “Plan”) to increase the number of shares of common stock that may be issued under the Plan. The shares authorized under the Plan have been increased by 1,650,000 from 1,303,000 to 2,953,000 (as adjusted for a two-for-one stock split effective in May 2001 and a three-for-two stock split effective in April 2004, both in the form of a stock dividend). The Company previously filed a registration statement on Form S-8 (File No. 333-99849) (the “Prior Registration Statement”) covering 1,303,000 shares of the Company’s common stock initially authorized for issuance under the Plan. The Prior Registration Statement continues and remains effective as to those shares registered thereunder.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Prior Registration Statement, including all amendments, attachments and exhibits thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The exhibits included as part of this Registration Statement are as follows:

Exhibit
Number	Description
4.1	Restated Articles of Incorporation of United Community Banks, Inc., (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, File No. 0-21656, filed with the Commission on August 14, 2001).

4.2	Amended and Restated Bylaws of United Community Banks, Inc., dated September 12, 1997 (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 1997, File No. 0-21656, filed with the Commission on March 27, 1998).

4.3	Amended to the Restated Articles of Incorporation of United Community Banks, Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4, File No. 333-118893, filed with the Commission on September 9, 2004).

4.4	United Community Banks, Inc.’s 2000 Key Employee Stock Option Plan (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, File No. 333-99849, filed with the Commission on September 19, 2002).

4.5	Amendment to United Community Banks, Inc. 2000 Key Employee Stock Option Plan, dated March 5, 2004 (incorporated herein by reference to the Company’s Registration Statement on Form S-4, filed on September 9, 2004).

5	Opinion of Kilpatrick Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on November 19, 2004.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., and each of them acting alone, his true and lawful attorney-in-fact with full power of substitution, for him in any and all capacities, to execute any and all amendments and post-effective amendments to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2004.

/s/ Jimmy C. Tallent Jimmy C. Tallent	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Rex S. Schuette Rex S. Schuette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Alan H. Kumler Alan H. Kumler	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert L. Head, Jr. Robert L. Head, Jr.	Chairman of the Board

/s/ W.C. Nelson, Jr. W.C. Nelson, Jr.	Vice Chairman of the Board

/s/ A. William Bennett A. William Bennett	Director

/s/ Robert H. Blalock Robert H. Blalock	Director

/s/ Guy W. Freeman Guy W. Freeman	Director

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/s/ Thomas C. Gilliland Thomas C. Gilliland	Director

/s/ Charles Hill Charles Hill	Director

/s/ Hoyt O. Holloway Hoyt O. Holloway	Director

/s/ Clarence W. Mason, Sr. Clarence W. Mason, Sr.	Director

/s/ Tim Wallis Tim Wallis	Director

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EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Kilpatrick Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

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